UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004 (July 8, 2004)

Semele Group Inc.
(Exact name of registrant as specified in its charter)

Delaware               0-16886                36-3465422
(State or other jurisdiction                       (Commission          (IRS Employer
of incorporation)                          File Number)          Identification No.)

200 Nyala Farms, Westport, Connecticut                   06880
(Address of principal executive offices)                   (Zip Code)

Registrant’s telephone number, including area code: (203) 341-0555

(Former name or former address, if changed since last report)

Semele Group Inc.
Form 8-K

Item 5 - Other Events and Regulation FD Disclosures

On July 8, 2004, Semele Group, Inc. (the “Company” or “Semele”) effected a 1-for-4,001 reverse stock split followed immediately by a 4,001-for-1 forward stock split by filing the necessary amendments to Semele’s certificate of incorporation, as approved by Semele’s stockholders at a June 29, 2004 special meeting.

As a result of the split, each shareholder of Semele's common stock owning 4,000 or less shares immediately before the effective time of the reverse split will receive from Semele cash in the amount of $1.40 per pre-split share. Shareholders owning 4,001 or more shares prior to the reverse split will own the same number of shares of common stock after completion of the split. The split and related cash purchase by Semele of shares of its common stock is proposed to take Semele private.

As a result of this transaction, as soon as practicable following effective time of the split, the shares of Semele common stock will be delisted from and will no longer trade on the OTC Bulletin Board and will be deregistered with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 8, 2004         SEMELE GROUP INC.

By:   /s/Richard K Brock
   Name: Richard K Brock
         Title: Chief Financial Officer and Treasurer